Exhibit 10.4

INSTEEL INDUSTRIES, INC.

2025 EQUITY INCENTIVE PLAN

Stock Option Agreement

THIS AGREEMENT (together with the Notice of Option Grant (the “Notice”) attached hereto, the “Agreement”), effective as of the date specified as the “Grant Date” on the Notice, is between INSTEEL INDUSTRIES, INC., a North Carolina corporation (the “Company”), and the individual identified on the Notice, an Employee, Director or Consultant of the Company or an Affiliate (the “Participant”).

R E C I T A L S :

In furtherance of the purposes of the Insteel Industries, Inc. 2025 Equity Incentive Plan (as it may be amended and/or restated, the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.            Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously delivered to the Participant, and the terms of which are expressly incorporated herein by reference and made a part hereof. Unless the Administrator determines otherwise, (i) in the event of a conflict between any term or provision contained in the Plan and an express term contained in this Agreement, the applicable terms and provisions of the Plan will govern and prevail, and (ii) the terms of this Agreement shall not be deemed to be in conflict or inconsistent with the Plan merely because they impose greater or additional restrictions, obligations or duties, or if the Agreement provides that the Agreement terms apply notwithstanding the provisions to the contrary in the Plan. Unless otherwise defined herein, capitalized terms in the Agreement shall have the same definitions as set forth in the Plan.

2.            Grant of Option; Term of Option. Subject to the terms of this Agreement and the Plan, the Company hereby grants the Participant, as a matter of separate inducement and agreement in connection with his or her employment with or service to the Company or an Affiliate, and not in lieu of any salary or other compensation for his or her services, the right and option (the “Option”) to purchase all or any part of the shares subject to the Option (the “Shares”), at the Option Price per Share as set forth in the Notice. The Option shall be designated as a Nonqualified Option or an Incentive Option as indicated in the Notice. If the Option is designated as an Incentive Option and such Option does not qualify as an incentive stock option under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. Except as otherwise provided in the Plan, the Option will expire if not exercised in full before the Expiration Date (such term commencing with the Grant Date and ending on the Expiration Date being referred to as the “Option Period”). The Participant expressly acknowledges that the terms of the Notice shall be incorporated herein by reference and shall constitute part of this Agreement. The Participant further acknowledges that the Participant’s signature on the Notice, or the Participant's electronic acceptance of the Option (using such procedures as required by the Company, including an online acceptance process through a website maintained by the Company or an agent designated by the Company), shall constitute his or her acceptance of all of the terms of this Agreement. The Company has no obligation to advise the Participant or any other person regarding the expiration or pending expiration of the Option.

Stock Option Agreement (2025 Plan)

3.            Exercise of Option.

(a)    Subject to the terms of the Plan and this Agreement, the Option shall vest and become exercisable on the date or dates and subject to such other conditions, as are set forth in the Notice.

(b)    To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement. Payment of the Option Price may be made in cash or cash equivalent; provided that, except where prohibited by the Administrator or any Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator; (ii) by shares of Common Stock withheld upon exercise; (iii) by delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price; (iv) by such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; and/or (v) by any combination of the foregoing methods. Upon the exercise of the Option in whole or in part, payment of the Option Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator, the Company shall promptly deliver to the Participant a certificate or certificates for the Shares purchased (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided). Shares tendered or withheld in payment of the Option Price upon exercise of the Option shall be valued at their Fair Market Value on the date of exercise, determined in accordance with the terms of the Plan.

(c)    If the Option is intended to qualify as an Incentive Option (“ISO”) under Code Section 422, then, notwithstanding such designation, if the Participant becomes eligible in any given year to exercise ISOs for Shares having a Fair Market Value in excess of $100,000, those options representing the excess shall be treated as Nonqualified Options. In the previous sentence, “ISOs” include ISOs granted under any plan of the Company or any Parent or any Subsidiary of the Company. For the purpose of deciding which options apply to Shares that “exceed” the $100,000 limit, ISOs shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. The Participant hereby acknowledges that there is no assurance that the Option will, in fact, be treated as an Incentive Option under Code Section 422 even if designated as such. In the event the Code or the regulations promulgated thereunder are amended after the Grant Date to provide for a different limitation on the Fair Market Value of shares permitted to be subject to Incentive Options, then such different limit shall be automatically incorporated herein.

4.           Termination of Employment or Service; Change in Control. Except as otherwise expressly provided in this Section 4, all rights of the Participant under the Plan with respect to the unexercised portion of his or her Option (whether or not then vested and exercisable) shall terminate upon termination of the employment or service of the Participant with the Company or an Affiliate.

(a)    The employment or service relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment or service relationship of the Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine the basis of a Participant’s termination of employment or service and, if applicable, the Participant’s Termination Date.

(b)    If the employment of the Participant is terminated because of death or Disability, the Option shall immediately vest and must be exercised, if at all, prior to the earlier of: (A) the first anniversary of the Participant’s Termination Date or (B) the Expiration Date of the Option. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession. In the event of the Participant’s Disability, such Option may be exercised by the Participant’s guardian or legal representative.

(c)    If the employment of the Participant terminates because of Retirement, the Option shall immediately vest and must be exercised, if at all, prior to the Expiration Date of the Option; provided that, if the Option is designated as an Incentive Option and the Participant fails to exercise all or a portion of the Option by the end of the 90-day period following his or her Termination Date, the Option (or portion thereof not so exercised) shall thereafter be treated as a Nonqualified Option. For this purpose, Retirement means the Participant’s termination of employment other than by reason of death or Disability after having (X)(A) attained age 55, (B) completed 10 “years of service” (as that term is defined in the Insteel Industries, Inc. Retirement Savings Plan or any successor plan thereto) with the Company or an Affiliate, and (C) provided at least four months’ prior written notice to the Company (in form acceptable to the Company) of the Participant’s planned retirement date; or (Y) if prior to having fulfilled all three of such conditions, only after having obtained the prior permission of the Committee. Notwithstanding the foregoing, the Administrator in its sole and absolute discretion may determine that a Participant shall not be entitled to receive the benefits that would otherwise accrue upon Retirement if the Participant engages in Conflicting Activities (as defined in Section 4(c)(i)). The Participant understands and agrees that neither this provision nor any other provision of this Agreement prohibits the Participant from engaging in Conflicting Activities but only provides that the Participant’s Option will not immediately vest and be exercisable until the expiration of the Option Period upon the Participant’s termination of employment from the Company or an Affiliate if he or she engages in Conflicting Activities.

(i)        “Conflicting Activities” means, without the advance, express written consent of the Administrator, at any time during Participant’s employment the Company or an Affiliate or the 12 months immediately following the termination of such employment:

(A)    The Participant is or becomes a principal, owner, officer, director, shareholder or other equity owner (other than a holder of less than five percent (5%) of the outstanding shares or other equity interest of a publicly traded company) of a Direct Competitor (as defined in Section 4(c)(ii));

(B)    The Participant is or becomes a partner or joint venture in any business or other enterprise or undertaking with a Direct Competitor; or

(C)    The Participant becomes employed by or performs services (including contract, consulting or advisory services) for a Direct Competitor in the Territory (as defined in Section 4(c)(iii)) if the Participant’s duties or services are the same or substantially similar in any material way to the services he or she performed for the Company or an Affiliate in the 12 months preceding the Participant’s termination of employment from the Company or an Affiliate.

(ii)         “Direct Competitor” means any person, entity or other business concern that manufactures and/or markets steel products for reinforcing concrete, or which offers or sells any of the products or services that are competitive with those provided by the Company or an Affiliate and that are of the type conducted, authorized, offered or provided by the Company or an Affiliate within the 12 months preceding the Participant’s termination of employment from the Company or an Affiliate.

(iii)         “Territory” means the following geographic areas: (i) the United States; (ii) each state in the United States where the Company has offices or facilities in the 12 months preceding the Participant’s termination of employment from the Company or an Affiliate; (iii) any operational or sales region over which the Participant had management or oversight responsibilities in the 12 months preceding the Participant’s termination of employment from the Company or an Affiliate; and (iv) the state of the Participant’s assigned work location at the time of the Participant’s termination of employment from the Company or an Affiliate.

(d)          If the employment of the Participant is terminated for any reason other than death, Disability, Retirement or Cause, the unvested portion of the Option shall be forfeited as of the Participant’s Termination Date and the vested portion must be exercised, if at all, prior to the earlier of: (A) 90 days following the Participant’s Termination Date or (B) the Expiration Date of the Option.

(e)          If the employment or service of the Participant is terminated for Cause, the Option, whether vested or unvested, shall lapse and no longer be exercisable as of the Participant’s Termination Date. The determination of “Cause” shall be made by the Administrator and such determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and the Option, the Participant’s employment or service shall also be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(f)         Upon a Change in Control, the provisions of Section 14 of the Plan will apply. In addition, without limiting in any way the effect of the foregoing or the provisions of Section 14 of the Plan, the Administrator may in its discretion determine that some or all of the Option, to the extent outstanding, (i) shall terminate as of the date of or before the Change of Control without any payment to the Participant (provided that the Administrator gives prior written notice to the Participant of such termination and gives the Participant the right to exercise the Option, to the extent then outstanding, before such date) or (ii) may terminate before or on the date of the Change of Control all or a portion of the Option, to the extent outstanding, in consideration of payment to the Participant with respect to each Share for which the Option is then exercisable, of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to the exercisable portion of the Option over the Option Price. The payment described in (ii) in the preceding sentence may be made in any manner the Administrator determines, including cash, stock or other property.

5.            Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share, such fractional share shall be disregarded.

6.           No Right of Continued Employment or Service. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Company or an Affiliate or interfere with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time and for any reason or no reason. Except as otherwise provided in the Plan, the Agreement or as may be determined by the Administrator, all rights of the Participant with respect to the unvested portion of the Option shall terminate upon the termination of the Participant’s employment or service. The grant of the Option does not create any obligation to grant further awards to the Participant under the Plan.

7.           Nontransferability of Option. To the extent that this Option is designated as an Incentive Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession or, in the Administrator’s discretion, such transfers (for no consideration) as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto. To the extent that this Option is designated as a Nonqualified Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers (for no consideration) if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding, an Option shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8.          Compliance with Recoupment, Ownership and Other Policies and Agreements. As a condition to receiving the Option, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery (clawback) policy, stock ownership guidelines and/or other policies maintained by the Company, each as in effect from time to time and to the extent applicable to the Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply at any time to the Participant under Applicable Law.

9.           Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Option or any related or similar rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, non-solicitation agreement, noncompetition agreement, employment agreement, consulting agreement or any other similar agreement between the Participant and the Company or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

10.         Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state. Any and all disputes between the Participant or any person claiming through him or her and the Company or any of its Affiliates related to this Agreement or the Plan shall be brought only in the state courts of Surry County, North Carolina, or the United States District Court for the Western District of North Carolina, as applicable.

11.         Amendment and Termination; Waiver. This Agreement may be amended, altered, suspended and/or terminated as provided in the Plan. Without limiting the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws). The Administrator also shall have unilateral authority to make adjustments to the terms and conditions of the Option in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

12.          Rights as a Shareholder. The Participant or his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any dividend rights, voting rights or other rights as a shareholder unless and until (and then only to the extent that) the Option has vested and been exercised and certificates for such Shares have been issued and delivered to him, her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).

13.          Withholding.

(a)          The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to the Option. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Company shall require the Participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to the Option, by electing to deliver to the Company shares of Common Stock held by the Participant (which are fully vested and not subject to any pledge or other security interest) or to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled. The number of shares to be withheld or delivered shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to, but not exceeding (unless otherwise permitted by the Administrator in a manner in accordance with Applicable Law and applicable accounting principles), the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b)          The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Option and/or the acquisition or disposition of the Shares subject to the Option, and that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant further acknowledges that he or she is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the Option (including but not limited to any taxes arising under Code Sections 422 and 409A), and the Company shall not have any liability for, or any obligation to indemnify, gross up or otherwise hold the Participant harmless from, any or all of such taxes. The Participant further acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant or any other person.

14.         Administration. The authority to construe and interpret this Agreement and the Plan and to administer all aspects of the Plan shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

15.          Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office.

16.        Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.         Other Restrictions. The Company may impose such restrictions on any Shares issued pursuant to the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

18.        Qualification as an Incentive Stock Option. To the extent that the Option is designated as an Incentive Option, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of Shares for which incentive stock option treatment is desired within one year following the date of exercise of the Option or within two years from the Grant Date.

19.          Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver to and obtain Participant’s acceptance of any documents related to the Option or future awards that may be granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive and accept such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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